UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2019

LCI INDUSTRIES

(Exact name of registrant as specified in its charter)

Delaware	001-13646	13-3250533

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3501 County Road 6 East, Elkhart, Indiana		46514

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(574) 535-1125

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 29, 2019, Lippert Components, Inc. (“Lippert”), a wholly owned subsidiary of LCI Industries (the “Registrant”), issued 3.80% Series B Senior Notes due March 29, 2022 in the aggregate principal amount of $50 million to certain affiliates of PGIM, Inc. (“Prudential”) (the “Series B Notes”). The Series B Notes were issued pursuant to that certain Fourth Amended and Restated Note Purchase and Private Shelf Agreement, dated as of April 27, 2016, among Lippert, the Registrant and Prudential and certain affiliates of Prudential (the “Note Purchase Agreement”). The net proceeds of the Series B Notes were used to repay the 3.35% Series A Notes issued under the Note Purchase Agreement. Following the issuance of the Series B Notes, senior promissory notes in the aggregate principal amount of $50 million are outstanding under the Note Purchase Agreement. Subsequent series of senior promissory notes may be issued from time to time pursuant to the Note Purchase Agreement until March 30, 2020, subject to the satisfaction of certain conditions set forth in the Note Purchase Agreement. Prudential has no obligation to purchase any additional series of senior promissory notes.

Interest on the Series B Notes is payable quarterly in arrears. Lippert may prepay at any time all, or from time to time any part of, the outstanding principal amount of the Series B Notes, subject to the payment of a Yield Maintenance Amount (if any). The Series B Notes are subject to the terms of the Note Purchase Agreement, which contains customary events of default and covenants related to limitations on indebtedness and transactions with affiliates and the maintenance of certain financial ratios.

The foregoing description of the Series B Notes is qualified in its entirety by reference to the provisions of the Series B Notes, a form of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the Note Purchase Agreement, which was filed as Exhibit 10.7 to the Registrant’s Current Report on Form 8-K filed on May 3, 2016.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

        Exhibit Index:

Exhibit No.	Description
10.1	Form of Series B Note of Lippert Components, Inc. issued pursuant to the Fourth Amended and Restated Note Purchase and Private Shelf Agreement
10.2
Fourth Amended and Restated Note Purchase and Private Shelf Agreement dated as of April 27, 2016, by and among PGIM, Inc. and Affiliates, and Lippert Components, Inc., guaranteed by LCI Industries (formerly Drew Industries Incorporated) (incorporated by reference to Exhibit 10.7 included in the Registrant's Form 8-K filed May 3, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCI INDUSTRIES
(Registrant)

By: /s/ Brian M. Hall Brian M. Hall Chief Financial Officer

Dated: April 2, 2019